                                                                      EXHIBIT 20


                                  March 3, 1997




Dear Shareholder:

         The Annual Meeting of Shareholders of Bank of South Carolina Corporation will be held at 2:00 p.m. on Tuesday, April 8, 1997, in the Board Room of The Bank of South Carolina, 256 Meeting Street, Charleston, South Carolina. Enclosed you will find the formal Notice, Proxy and Proxy Statement detailing the matters which will be acted upon.

         We urge you to sign and date the proxy and return it as soon as possible in the enclosed postage-paid envelope. Should you decide to attend the meeting and vote in person, you may withdraw your proxy.

         On behalf of the Corporation, I would like to take this opportunity to thank John F. Hassell, Jr., for his advice and counsel as an organizer of The Bank of South Carolina and as a director of the Bank and of the Corporation. In accordance with our retirement policy, he is not offering for reelection as a director.

         We appreciate your continued interest and investment in Bank of South Carolina Corporation.

                                             Sincerely,


                                             /s/ Hugh C. Lane, Jr.
                                             -----------------------------------
                                             Hugh C. Lane, Jr.
                                             President

                                PROXY MATERIAL OF
                       BANK OF SOUTH CAROLINA CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 8, 1997

To Our Shareholders:

         The Second Annual Meeting of Shareholders of Bank of South Carolina Corporation (the "Company") will be held at 256 Meeting Street, Charleston, South Carolina, on Tuesday, April 8, 1997, at 2:00 p.m. for the following purposes:

         1. To elect seventeen (17) Directors to serve until the Company's 1998 Annual Meeting of Shareholders;

         2. To ratify the appointment of KPMG Peat Marwick, LLP, as independent certified public accountants for 1997; and

         3. To transact such other business as may properly come before the meeting.

         Shareholders of record at the close of business on February 18, 1997, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

         You may revoke your Proxy at any time prior to its exercise by written notice to the Company prior to the meeting or by attending the meeting personally and voting. The accompanying form of Proxy is solicited by the Board of Directors of the Company.

PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                             By Order of the Board of Directors


                                             /s/  Nathaniel I. Ball, III
                                             -----------------------------------
                                             Nathaniel I. Ball, III
                                             Secretary

March 3, 1997


         A COPY OF THE COMPANY'S ANNUAL DISCLOSURE STATEMENT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB MAY BE OBTAINED AT NO COST BY WRITING WILLIAM L. HIOTT, JR., TREASURER, AT BANK OF SOUTH CAROLINA CORPORATION, P.O. BOX 538, CHARLESTON, SOUTH CAROLINA 29402 (803-724-1500). ADDITIONAL COPIES MAY BE OBTAINED AT A COST OF $5.00 EACH.

                       BANK OF SOUTH CAROLINA CORPORATION
                               256 MEETING STREET
                        CHARLESTON, SOUTH CAROLINA 29401


                                 PROXY STATEMENT


         This Proxy Statement, which is first being mailed to shareholders on or about March 3, 1997, is provided in conjunction with the solicitation of proxies by the Board of Directors of Bank of South Carolina Corporation (the "Company") for use at the 1997 Annual Shareholders' Meeting of the Company. The Notice of Meeting, Proxy Form and Annual Report are enclosed in this package.

THE PROXY

         The persons named as proxies on the enclosed Proxy Form were selected by the Board of Directors of the Company. No officer or employee of the Company or any subsidiary may be named as proxy.

         The solicitation of proxies on behalf of the Board of Directors is conducted by Directors, Officers and regular employees of the Company and its wholly owned subsidiary, The Bank of South Carolina (the "Bank"), at no additional compensation over regular salaries. The cost of printing and mailing of all proxy materials has been paid by the Company. Brokers and others involved in handling and forwarding the proxy materials to their customers having beneficial interests in the stock of the Company registered in the names of nominees will be reimbursed for their reasonable expenses in doing so.

VOTING RIGHTS

         The Common Stock of the Company is its only class of voting securities. On March 3, 1997, there were issued and outstanding 1,170,757 shares of Common Stock (no par value). Each share is entitled to one vote; provided, however, that Shareholders have cumulative voting rights for the election of Directors. The right to cumulate votes means that the Shareholders are entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates.

          CUMULATIVE VOTING SHALL APPLY FOR THE ELECTION OF DIRECTORS.

         The solicitation of proxies on behalf of the Board of Directors includes a solicitation for discretionary authority to cumulate votes.

         The Board of Directors of the Company has fixed the close of business February 18, 1997, as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting. Proxies properly executed by Shareholders of record on February 18, 1997, and received in time for the meeting will be voted as specified on all business to be acted upon at the meeting and any adjournment thereof.

RIGHT OF REVOCATION

         Any Shareholder executing a Proxy for the meeting on the Proxy Form provided may revoke the Proxy in a writing delivered to the President of the Company prior to the meeting or by attending the meeting and voting in person.

PRINCIPAL SHAREHOLDERS OF THE COMPANY

         To the extent known to the Board of Directors of the Company, as of March 3, 1997, the only Shareholders of the Company having beneficial ownership of more than five (5%) percent of the shares of Common Stock of the Company are as set forth below:

NAME AND ADDRESS OF                          AMOUNT AND NATURE OF              PERCENT OF
 BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP                 CLASS
-------------------                          --------------------              ----------
Hugh C. Lane, Jr.                              173,070.66 (1)(2)                  14.78%
30 Church Street
Charleston, SC 29401

NationsBank South, N.A. (4)                        70,400 (3)                      6.01%
600 Peachtree Street, N.E., 55th Floor
Atlanta, GA 30308

N.B. Holdings (4)                                  70,400 (5)                      6.01%
NationsBank Plaza
Charlotte, NC 28255

NationsBank Corporation (4)                        70,400 (6)                      6.01%
NationsBank Plaza
Charlotte, NC 28255

John M. Rivers, Jr.                                58,960 (7)                      5.04%
80 Alexander Street
Charleston, SC 29403

The Bank of South Carolina                         80,708 (8)                      6.89%
 Employee Stock Ownership
 Plan and Trust ("ESOP")
256 Meeting Street
Charleston, SC 29401

------------------------------

(1) To the extent known to the Board of Directors, Hugh C. Lane and his children, individually and collectively, have beneficial ownership of 322,666.66 shares or 27.56% of the outstanding shares. As more fully described in the following footnote, Hugh C. Lane, Jr. is the only one of the above who has a beneficial ownership interest in more than five (5%) percent of the Company's common stock. Hugh C. Lane, Jr. disclaims any beneficial interest in those shares in which other members of his family have a beneficial interest other than those shares his wife owns directly and those for which he serves as trustee or she serves as custodian (as more fully described in the following footnote).

(2) To the extent known to the Board of Directors, Hugh C. Lane, Jr. directly owns and has sole voting and investment power with respect to 77,810 shares; as trustee for 11 trust accounts holding an aggregate of 24,090 shares, he has sole voting and investment power with respect to such shares; as co-trustee for one trust account holding 2,200 shares, he has joint voting and investment power with respect to such shares; he is indirectly beneficial owner of 2,400 shares owned by his wife and an aggregate of 49,963 shares held by his wife as custodian for three minor children and 10,786.655 shares owned by the ESOP in which he has a vested interest. All of the 173,070.66 shares beneficially owned by Hugh C. Lane, Jr. are currently owned. Hugh C. Lane, Jr. has had beneficial ownership of more than five (5%) percent of the Bank's Common Stock since October 23, 1986 and more than ten (10%) percent since November 16, 1988.

(3) To the extent known to the Board of Directors, NationsBank South, N.A., has sole voting power for 34,100 shares, shared voting power for 4,400 shares and shared investment power for 66,000 shares (including 31,900 shares held as trustee under the will of Mills B. Lane for the benefit of Hugh C. Lane).

(4) To the extent known to the Board of Directors, NationsBank Corporation is the parent holding company of N.B. Holdings Corporation. N.B. Holdings Corporation is the parent holding company of NationsBank South, N.A. The shares referred to in notes (5) and (6) are a duplication of the shares referred to in note (3).

(5) To the extent known to the Board of Directors, N.B. Holdings Corporation has sole voting power for 34,100 shares, sole investment power for 3,000 shares, shared voting power for 4,400 shares and shared investment power for 66,000 shares (including 31,900 shares held as trustee under the will of Mills B. Lane for the benefit of Hugh C.
         Lane). N.B. Holdings Corporation disclaims beneficial ownership for the shares referred to in this note (5).

(6) To the extent known to the Board of Directors, NationsBank Corporation has sole voting power for 34,100 shares, shared voting power for 4,400 shares and shared investment power for 66,000 shares (including 31,900 shares held as trustee under the will of Mills B. Lane for the benefit of Hugh C. Lane). NationsBank Corporation disclaims beneficial ownership for the shares referred to in this note (6).

(7) To the extent known to the Board of Directors, John M. Rivers, Jr. directly owns and has sole voting and investment power for 58,960 shares. The John and Kathleen Rivers Foundation owns 5,280 shares. Mr. Rivers is the President of the Foundation but does not serve on its Investment Committee or have authority to vote or dispose of shares owned by the Foundation. Mr. Rivers disclaims beneficial ownership of the shares owned by the Foundation.

(8) The Trustee of the ESOP, Nathaniel I. Ball, III, an executive Officer and Director of the Bank and the Company, disclaims beneficial ownership of 79,708 shares owned by the ESOP which have been allocated to members of the plan, each of whom under the terms of the plan has the right to direct the Trustee as to the manner in which voting rights are to be exercised. Mr. Ball claims beneficial ownership of 1,000 shares owned by the ESOP which have not yet been allocated to members of the plan.

BENEFICIAL OWNERSHIP OF COMMON STOCK OF THE COMPANY

         The table below sets forth the number of shares of Common Stock (the only class of outstanding equity securities of the Company) known by the Company to be beneficially owned by each Nominee for election as Director and by the Officers and Directors of the Company as a group as of March 3, 1997. Except as otherwise indicated in the footnotes to the table, the persons named possess sole voting power and investment power with respect to the shares shown opposite their names. As of March 3, 1997, no Officer, Director or Nominee beneficially owned more than ten (10%) percent of the outstanding shares of the Company other than Hugh C. Lane, Jr. As of March 3, 1997, the Officers, Directors and Nominees beneficially owned 425,064 shares, representing approximately 36.31% of the outstanding shares.

         As of February 18, 1997, the beneficial ownership of Common Stock of the Company by all current Directors and each Nominee for Director was as set forth in the following table:

NAME AND ADDRESS OF                          AMOUNT AND NATURE OF              PERCENT OF
 BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP                 CLASS
-------------------                          --------------------              ----------
Nathaniel I. Ball, III                         30,682.827 (1)                      2.62%
2630 Bayonne Street
Sullivans Island, SC 29482

James E. Brown, DDS                                 5,849 (1)                      0.50%
6908 Rivers Avenue
Charleston Heights, SC 29418

William T. Cooper                                   2,420 (1)                      0.21%
21 Jamestown Road
Charleston, SC 29407

C. Ronald Coward                                   20,330 (1)                      1.74%
537 Planters Loop
Mt. Pleasant, SC 29464

Louis Y. Dawson, III                                5,720 (1)                      0.49%
33 Church Street
Charleston, SC 29401

Leonard C. Fulghum                                 14,896 (1)                      1.27%
311 Middle Street
Mt. Pleasant, SC 29464

T. Dean Harton                                      3,502 (1)                      0.30%
4620 Lazy Creek Lane
Wadmalaw, SC 29487

NAME AND ADDRESS OF                          AMOUNT AND NATURE OF              PERCENT OF
 BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP                 CLASS
-------------------                          --------------------              ----------
John F. Hassell, Jr.                                5,218                         0.45%
1536 Rifle Range Road
Mt. Pleasant, SC  29464

William L. Hiott, Jr.                           35,020.84 (1)                      2.99%
1831 Capri Drive
Charleston, SC  29407

James H. Holcombe                                  53,116 (1)                      4.54%
16 Church Street
Charleston, SC  29401

Katherine M. Huger                                  2,420 (1)                      0.21%
72 Murray Boulevard
Charleston, SC  29401

John E. Huguley                                     7,480 (1)                      0.64%
22 Murray Boulevard
Charleston, SC  29401

Charles G. Lane                                    57,199 (1)                      4.89%
10 Gillon Street
Charleston, SC  29401

Hugh C. Lane, Jr.                              173,070.66 (1)                     14.78%
30 Church Street
Charleston, SC  29401

Louise J. Maybank                                   5,500 (1)                      0.47%
8 Meeting Street
Charleston, SC  29401

Thomas W. Myers                                     4,400                          0.38%
90 Gaillard Lane
Summerville, SC  29483

Thomas C. Stevenson, III                              220                          0.02%
173 Tradd Street
Charleston, SC  29401

John M. Tupper                                        220                          0.02%
113 Linwood Drive
Summerville, SC  29483

(1) To the extent known to the Board of Directors, each of the following Directors and Nominees for election as Directors (each of whom directly owns and has sole voting and investment power of all shares beneficially owned by him or her except as set forth in this footnote) indirectly owns the following number of shares: Nathaniel I. Ball, III
         - an aggregate of 6,638 shares directly owned by his wife and 9,599.827 shares owned by the ESOP, in which he has a vested interest, and 1,000 shares owned by the ESOP which have not been allocated to members of the Plan; James E. Brown - an aggregate of 5,739 shares owned jointly with his wife; William T. Cooper - an aggregate of 2,200 shares held by a pension plan; C. Ronald Coward - an aggregate of 5,500 shares owned by a company of which he is president and director; Louis Y. Dawson, III - an aggregate of 220 shares owned by his wife; Leonard C. Fulghum
         - an aggregate of 1,366 shares owned by his wife; T. Dean Harton - an aggregate of 970 shares owned by his wife and held by his wife as custodian for his step-son; William L. Hiott, Jr. - an aggregate of 4,180 shares directly owned by his wife and held by him as custodian for two children and 9,599.838 shares owned by the ESOP, in which he has a vested interest; James H. Holcombe - an aggregate of 29,576 shares owned by the Marjorie G. Detyens Irrevocable Trust for which he serves as co-trustee and held by a third party trustee for his grandchildren; Katherine M. Huger - 220 shares owned by her husband; John E. Huguley - 4,070 shares owned by his wife; Charles G. Lane - an aggregate of 26,432 shares owned by his wife, held by her as custodian for children, held by him as co-trustee with Hugh C. Lane, Jr., for a sister's children and held by him as a co-trustee for the children of Hugh C. Lane, Jr.; and Hugh C. Lane, Jr. - an aggregate of 77,893 shares owned by his wife, held by his wife as custodian for each of three children, held by him as co-trustee with Charles G. Lane for a sister's children and held by him as trustee for his and his brother's and sisters' children (as more fully described in the footnote to the preceding table) and 10,786.655 shares owned by the ESOP, in which he has a vested interest. All such indirectly owned shares are included in the totals of the number of shares set forth in the above table and beneficially owned by the Directors and Nominees.

---------------------------------

         As a group, all Directors and Executive Officers (including Hugh C. Lane, Jr., President and Chief Executive Officer; Nathaniel I. Ball, III, Executive Vice President and Secretary; and William L. Hiott, Jr., Executive Vice President and Treasurer) are seventeen (17) in number and beneficially own an aggregate of 425,064 shares, representing 36.31% of the issued and outstanding Common Stock of the Company. All of these shares beneficially owned by the Directors, Nominees and Executive Officers are currently owned: two executive officers (Nathaniel I. Ball, III, Executive Vice President and Secretary; and William L. Hiott, Jr., Executive Vice President and Treasurer) each have a future right to acquire three thousand three hundred (3,300) shares of Common Stock of the Company pursuant to the Bank's Incentive Stock Option Plan.

ELECTION OF DIRECTORS

         Seventeen (17) Directors, constituting the entire Board of Directors will be elected at the Annual Meeting, each to hold office for one year and until a successor shall have been duly elected or appointed and shall have qualified. In the absence of instructions to the contrary, shares of Common stock represented by properly executed proxies will be voted for the seventeen
(17) Nominees listed on pages 7, 8, and 9, all of whom are recommended by management and have consented to be named and to serve if elected. John F. Hassell, Jr., has notified the Company that he will not stand for reelection as a Director in accordance with the retirement policy of the Board of Directors.

         The Company does not presently know of anything that would preclude any Nominee from serving; however, should any Nominee for any reason become unable or unwilling to serve as a Director, the number of Directors to be elected will be reduced accordingly.

         The name of each Nominee designated by the Board of Directors of the Company for election as Director of the Company and certain information provided by such Nominee to the Company is set forth in the table below. Fifteen (15) of the current nominees served as initial directors of the Bank from October 22, 1986, when the Bank's charter was issued until the first annual meeting of Shareholders on April 14, 1987, and were elected to serve a one-year term at such annual meeting. John M. Tupper and Thomas W. Myers were first elected as Directors of the Bank during 1993. They were all re-elected to serve one year terms at subsequent annual meetings. All of the current Nominees served as Directors of the Company from April 9, 1996, the date of the last Annual Meeting of shareholders.

                                   POSITIONS AND
                                    OFFICES HELD                        BUSINESS EXPERIENCE
                                       WITH             FAMILY            1987-1997 AND
NAME                       AGE      CORPORATION       RELATIONSHIP      OTHER DIRECTORSHIPS
----                       ---      -----------       ------------      -------------------
Nathaniel I. Ball, III     55       Executive         None              The Bank of South Carolina (banking)
                                    Vice President,                     1986-97
                                    Secretary,
                                    Director

James E. Brown, DDS        74       Director          None              Dentist in private practice for last five
                                                                        years

William T. Cooper          67       Director          None              President, Southeastern Galleries,
                                                                        Inc. (retail furniture and decorating)
                                                                        1983-97

C. Ronald Coward           61       Director          None              President - Coward-Hund Construction
                                                                        Company, Inc. (construction) 1976-97
Louis Y. Dawson, III       68       Director          Father-in-law     Retired (1993) President-Dawson Eng-
                                                      of Charles G.     ineering, Inc. (general contracting)
                                                      Lane and of a     1954-93
                                                      bank officer,
                                                      F.S. Hassell

Leonard C. Fulghum         67       Director          None              Retired President - Ferguson
                                                                        Fulghum, Inc. (painting contractors)
                                                                        1972-97

T. Dean Harton             51       Director         None               President, Hawthorne Corporation
                                                                        (aviation) 1986-97

                                   POSITIONS AND
                                    OFFICES HELD                        BUSINESS EXPERIENCE
                                       WITH             FAMILY            1987-1997 AND
NAME                       AGE      CORPORATION       RELATIONSHIP      OTHER DIRECTORSHIPS
----                       ---      -----------       ------------      -------------------
William L. Hiott, Jr.      52       Executive         None              The Bank of South Carolina
                                    Vice President,                     (banking) 1986-97
                                    Treasurer,
                                    Director

James H. Holcombe          72       Director          None              Member - Holcombe, Fair & Lane,
                                                                        LLC (real estate) 1996-97; General
                                                                        and Limited Partner - Holcombe &
                                                                        Fair Realtors 1970-95

Katherine M. Huger         55       Director          None              Assistant Professor of Economics -
                                                                        Charleston Southern University
                                                                        (education) 1972-97

John E. Huguley            69       Director          None              Retired (1996) Chairman - John
                                                                        Huguley Company, Inc. (retail office
                                                                        products) 1980-96

Charles G. Lane            42       Director          Son-in-law of     Member - Holcombe, Fair & Lane,
                                                      Louis Y.          LLC (real estate) 1996-97;
                                                      Dawson, III;      Associate - Holcombe & Fair Realtors
                                                      brother of        1987-96
                                                      Hugh C. Lane, Jr.

Hugh C. Lane, Jr.          49       President,        Brother of        The Bank of South Carolina (banking)
                                    Chief             Charles G.        1986-97
                                    Executive         Lane
                                    Officer,
                                    Director

Louise J. Maybank          57       Director          None              Active in community programs

Thomas W. Myers            62       Director          None              President - Myers & Associates
                                                                        (estate and business insurance
                                                                        planning) 1963-97

Thomas C. Stevenson, III   46      Director           None              President - Fabtech, Inc. (metal
                                                                        fabrication) 1991-97; Private Investor
                                                                        1990-91; Chairman of the Board -
                                                                        Stevenson Hagerty, Inc. (diversified
                                                                        holding company) 1984-90

                                   POSITIONS AND
                                    OFFICES HELD                        BUSINESS EXPERIENCE
                                       WITH             FAMILY            1987-1997 AND
NAME                       AGE      CORPORATION       RELATIONSHIP      OTHER DIRECTORSHIPS
----                       ---      -----------       ------------      -------------------
John M. Tupper             55       Director          None              President - Tupperway Tire and
                                                                        Service, Inc. (retail tires and service)
                                                                        1980-97

COMMITTEES OF THE BOARD OF DIRECTORS

         Hugh C. Lane, Jr. presently serves as President of the Board of Directors. The Board has three (3) committees: the Executive Committee, the Long Range Planning Committee, and the Audit and Compliance Committee. The Board does not have a Nominating Committee; however, the Board as a whole performs the functions that such a committee would normally perform. The Board does not have a Compensation Committee; however, the Executive Committee performs those functions.

         The Executive Committee consists of the President of the Company and six (6) designated Directors. The President of the Company chairs the Committee. At present, the fixed membership of the Committee consists of Hugh C. Lane, Jr., Nathaniel I. Ball, III, T. Dean Harton, William L. Hiott, Jr., James H. Holcombe, Thomas W. Myers, and Thomas C. Stevenson, III. During 1996, this Committee held two (2) meetings. The principal function of the Executive Committee is to exercise all authority of the Board of Directors in the management and affairs of the Company and the Bank. In addition, the Executive Committee acts on behalf of the entire Board of the Company between the regular Board Meetings.

         The Audit and Compliance Committee presently consists of Katherine M. Huger, as Chairman, and William T. Cooper, T. Dean Harton, John F. Hassell, Jr., and James H. Holcombe. The Company's internal auditor, also sits on this Committee. During 1996, the Audit and Compliance Committee held three (3) meetings. The functions of the Audit and Compliance Committee include: reviewing and examining detailed reports of the internal auditors for the Bank; meeting periodically with the internal auditor; reviewing reports of regulatory bodies having jurisdiction over the Company and the Bank; evaluating internal accounting controls; recommending the engagement and continuation of engagement of independent auditors; and meeting with, and receiving and considering recommendations of, the independent auditors for the Company and the Bank.

         The Long Range Planning Committee consists of Hugh C. Lane, Jr., the President of the Company, as Chairman, and Nathaniel I. Ball, III, William T. Cooper, T. Dean Harton, John F. Hassell, Jr., William L. Hiott, Jr., James H. Holcombe, Charles G. Lane, and Louise J. Maybank. The Long Range Planning Committee held five (5) meetings during 1996.

NOMINATIONS FOR DIRECTOR

         Nominations, other than those made by or on behalf of the existing management of the Company, shall be made in writing and shall be delivered or mailed to the President of the Company not less than seven (7) days, nor more than fifty (50) days prior to any meeting of Shareholders calling for election of Directors; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to Shareholders, such nomination shall be mailed or delivered to the President of the

Company not later than the close of business on the seventh (7th) day following the day on which the Notice of Meeting was mailed. Nominations not made according to these procedures will be disregarded.

DIRECTORS' MEETINGS

         The Board of Directors of the Company held nine (9) meetings (including an organizational meeting and all regularly scheduled and special meetings) during the year ended December 31, 1996. No Director during such year, attended fewer than seventy-five (75%) percent of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served.

COMPENSATION OF OFFICERS AND DIRECTORS

         The following table sets forth all remuneration (including remuneration under any contract, authorization or arrangement, whether or not set forth in a formal document) paid during the year ended December 31, 1996, by the Bank to the three (3) Executive Officers of the Company and the Bank whose total remuneration from the Bank exceeded One Hundred Thousand and No/100 ($100,000.00) Dollars for their services in all capacities. Such Officers receive no compensation from the Company as Officers or as Directors or in any other capacity.


                                                                              LONG TERM COMPENSATION
                                   ANNUAL COMPENSATION                    AWARDS                  PAYOUTS
                                   ----------------------------------------------------------------------
(a)               (b)       (c)           (d)            (e)          (f)           (g)        (h)          (i)
                                                        OTHER                    SECURITIES
                                                        ANNUAL     RESTRICTED      UNDER-                 ALL OTHER
NAME AND                                                COMPEN-      STOCK         LYING       LTIP        COMPEN-
PRINCIPAL                                            SATION(1)(2)    AWARD(S)      OPTIONS/   PAYOUTS    SATION(1)(2)
POSITION          YEAR    SALARY($)     BONUS($)         ($)           ($)         SARS(#)      ($)          ($)
---------------------------------------------------------------------------------------------------------------------
Hugh C. Lane,     1996   $123,101.45       ---        $17,682.79                                          $17,682.79
Jr. - CEO         1995   $113,101.37   $10,000.00     $17,596.33                                          $17,596.33
& President       1994   $113,101.37       ---        $16,015.82                                          $16,015.82

Nathaniel I.      1996   $108,601.37       ---        $16,135.32                                          $16,135.32
Ball, III -       1995   $101,101.37   $10,000.00     $16,052.84                                          $16,052.84
Executive Vice    1994   $101,101.37       ---        $14,640.01                                          $14,640.01
President &
Secretary

William L.        1996   $108,601.37       ---        $16,135.32                                          $16,135.32
Hiott, Jr. -      1995   $101,101.37   $10,000.00     $16,052.84                                          $16,052.84
Executive Vice    1994   $101,101.37       ---        $14,640.01                                          $14,640.01
President &
Treasurer

----------------------------------

(1) Includes same life, disability and health insurance benefits as all other employees of the Bank who work at least thirty (30) hours a week.

(2)      Includes Bank contribution to the ESOP.

---------------------------------

         Non-officer Directors of the Company received One Hundred and No/100 ($100.00) Dollars for each meeting of the Board of Directors attended and non-officer Directors of the Bank received Two Hundred and No/100 ($200.00) Dollars for each meeting of the Board of Directors attended and One Hundred and No/100 ($100.00) Dollars for each Board Committee meeting attended.

         On November 2, 1989, the Bank adopted an Employee Stock Ownership Plan and Trust Agreement, to provide retirement benefits to eligible employees for long and faithful service.

         An employee of the Bank is eligible to become a participant in the ESOP upon reaching twenty-one (21) years of age and upon completion of one thousand (1,000) hours of service in a plan year. No contributions by employees are permitted. The amount and time of contributions are at the sole discretion of the Board of Directors of the Bank. The contribution for all participants is based solely on each participant's respective regular or base salary and wages paid by the Bank including commissions, bonuses and overtime, if any.

         A participant becomes vested in the Plan upon completion of five (5) years of service. There is no vesting prior to the completion of five (5) years of service.

         The Plan became effective as of January 1, 1989.

         The Board of Directors of the Bank approved the contribution of One Hundred Forty-Six Thousand One Hundred Eight Four and No/100 ($146,184.00) Dollars to the ESOP for the fiscal year ended December 31, 1996. The contribution was made during 1996. T. Dean Harton, Sheryl G. Sharry, and Nathaniel I. Ball, III, currently serve as Plan Administrators. Nathaniel I. Ball, III, currently serves as Trustee for the Plan. The Plan currently owns eighty thousand seven hundred eight (80,708) shares or 6.89% of the Company's Common Stock.

         During the fiscal year ended December 31, 1996, the Company had no plans or arrangements pursuant to which any Officer, Director or principal Shareholder received contingent remuneration or personal benefits other than the contingent remuneration and life, disability and health insurance benefits referred to in the footnotes to the preceding table.

         The Bank has an Incentive Stock Option Plan for the benefit of eligible Officers and employees of the Bank. A total of fifty thousand (50,000) shares were reserved and on April 21, 1988, the Bank granted options to purchase Common Stock in the aggregate amount of forty-five thousand (45,000) shares to eighteen
(18) employees of the Bank (including officers, such Directors as are also employees and other employees) pursuant to the Incentive Stock Option Plan. These grants include those to Hugh C. Lane, Jr., Nathaniel I. Ball, III, and William L. Hiott, Jr., Executive Officers and Directors, as more specifically set forth below. Options for twelve thousand seven hundred (12,700) shares with an exercise price of Twenty and No/100 ($20.00) Dollars and seven thousand five hundred (7,500) shares with an exercise price of Twenty and 7625/10,000ths ($20.7625) Dollars have expired.

No options were granted during 1996. Options for six thousand two hundred (6,200) shares with an exercise price of Twenty and No/100 ($20.00) Dollars remain outstanding. Adjusted for the exchange of two (2) shares of Company Common Stock for each share of Bank Common Stock on April 17, 1995, the options for eighteen thousand six hundred (18,600) shares at Twenty and No/100 ($20.00) Dollars per share were converted to options for thirty-seven thousand two hundred (37,200) shares at Ten and No/100 ($10.00) Dollars per share. Adjusted for the above-mentioned exchange, options for twelve thousand four hundred (12,400) shares at Ten and No/100 ($10.00) Dollars per share were exercised during 1995 and the same amount during 1996. Adjusted for a ten percent (10%) stock dividend on May 15, 1996, the remaining twelve thousand four hundred (12,400) shares at Twenty and No/100 ($20.00) Dollars per share were converted to options for twenty seven thousand two hundred eighty (27,280) shares at Nine and 09/100 ($9.09) Dollars. Adjusted for the above-mentioned exchange and ten percent (10%) stock dividend, options for thirteen thousand six hundred forty (13,640) shares at Nine and 09/100 ($9.09) Dollars were exercised on January 22, 1997.

         Nathaniel I. Ball, III, Executive Vice President and Secretary, and William L. Hiott, Jr., Executive Vice President and Treasurer, were each granted the option to purchase seven thousand five hundred (7,500) shares of Common Stock of the Bank pursuant to the Incentive Stock Option Plan at a price of Twenty and No/100 ($20.00) Dollars. These options are exercisable in five (5) twenty (20%) percent increments beginning on and for one year following April 21, 1993, with an additional twenty (20%) percent to be exercisable on and for one year following each successive anniversary. The right to exercise each such twenty (20%) percent of each option is not cumulative and expires at the end of the one year period following the date on which such right becomes effective. Adjusted for the above-mentioned exchange, options for six thousand (6,000) shares of Common Stock of the Company at Ten and No/100 ($10.00) Dollars per share were exercised by the two (2) Officers during 1995 at a time when the average between quoted bid and ask in the markets in which the shares were traded was Twelve and 75/100 ($12.75) Dollars per share and options for six thousand (6,000) shares were exercised during 1996 at a time when the average between bid and ask in the markets in which the Common Stock was traded was $16.75. Adjusted for the above-mentioned exchange and ten percent (10%) stock dividend, options for six thousand six hundred (6,600) shares of common stock of the Company at Nine and 09/100 ($9.09) Dollars were exercised in January, 1997, by the two officers at a time when the average between quoted bid and ask in the markets in which the shares were traded was Twenty Two and 75/100 ($22.75) Dollars per share. Adjusted for the above-mentioned exchange and the ten percent (10%) stock dividend, options for three thousand three hundred (3,300) shares of Common Stock of the Company with an exercise price of Nine and 09/100 ($9.09) Dollars per share remain outstanding for each of the above Officers.

         In the event of a prospective reorganization, consolidation or sale of substantially all of the assets or any other form of corporate reorganization in which the Company would not be the surviving entity or in the event of the acquisition, directly or indirectly, of the beneficial ownership of twenty-four (24%) percent of the Common Stock of the Company or the making, orally or in writing, of a tender offer for, or any request or invitation for tender of, or any advertisement making or inviting tenders of the Company stock by any person, all options in effect at that time would accelerate so that all options would become immediately exercisable and could be exercised within one year immediately following the date of acceleration but not thereafter.

TRANSACTIONS AND RELATIONS WITH DIRECTORS, OFFICERS, AND THEIR ASSOCIATES AND AFFILIATES OF DIRECTORS

         The Company does not have any existing continuing contractual relationships with any Director, Nominee for election as Director or principal Officer of the Company or the Bank, or any Shareholder owning, directly or indirectly, more than five (5%) percent of the shares of Common Stock of the Company, or any associate of the foregoing persons. Directors, Principal Officers, nominees for election as Directors, and members of the immediate family of any of the foregoing have had in the past, have at present, and will have in the future, customer relationships with the Bank. Such transactions have been and will continue to be made in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and such transactions did not and will not involve more than the normal risk of collectability or present other unfavorable features. The Company entered into a contract with Coward-Hund Construction Co., Inc., of which C. Ronald Coward, Director of the Company, is a principal for the construction of a branch office in Mount Pleasant, South Carolina, with a final contract price of $468,052. The Company intends to enter into a contract with Coward-Hund Construction Company, Inc. for the construction of a branch office and operations center in the West Ashley area of Charleston, South Carolina. The building is presently in the conceptual design stage so no dollar value can be assigned at this time. The building will in all probability be more expensive than the recently completed Mount Pleasant Office. The Company also intends to enter into a contract with Southeastern Galleries, Inc. of which William T. Cooper, Director of the Company, is a principal, for the furnishings for the West Ashley branch.

         C. Ronald Coward and Charles G. Lane each failed to file one Statement of Changes in Beneficial Ownership on Form 4 in a timely manner.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         KPMG Peat Marwick, LLP, has served as the Bank's independent certified public accountants for the fiscal year ending December 31, 1994, and as independent certified public accountants for the Company and its Bank subsidiary for the fiscal years ending December 31, 1995 and 1996. At the 1997 Annual Shareholders' Meeting the following resolution will be subject to ratification by a simple majority vote of shares represented at the meeting:

         RESOLVED, that the selection of KPMG Peat Marwick, LLP, as the independent certified public accountants of Bank of South Carolina Corporation (the "Company") and its sole subsidiary, The Bank of South Carolina (the "Bank"), for the fiscal year ending December 31, 1997, is hereby ratified.

         If ratification is not achieved, the selection of an independent certified public accountant will be reconsidered and made by the Board of Directors. Even if selection is ratified, the Board of Directors reserves the right to, and in its discretion may, direct the appointment of any other independent certified public accounting firm at any time if the Board decides that such a change would be in the best interests of the Company and its shareholders.

         The services provided by KPMG Peat Marwick, LLP include the examination and reporting of the financial status of the Company and the Bank. These services have been furnished at customary rates and terms. There are no existing direct or indirect agreements or understandings that fix a limit on current or future fees for these audit services.

         KPMG Peat Marwick, LLP assisted in the preparation of the Company's and Bank's tax returns in 1995 an 1996. These non-audit services were routine in nature and composed twenty-five (25%) percent of the total fees paid to KPMG Peat Marwick, LLP in 1996. These services do not affect their independence.

         A representative of KPMG Peat Marwick, LLP is expected to attend the Annual Shareholder's Meeting with the opportunity to make a statement, if desired, and is expected to be available to respond to Shareholder's inquires.

                                  OTHER MATTERS

         Management is not aware of any matters to come before the meeting which will require the vote of Shareholders other than those matters indicated in the Notice of Meeting and this Proxy Statement.

         However, if any other matter calling for Shareholder action should properly come before the meeting or any adjournments thereof, those persons named as Proxies in the enclosed Proxy Form will vote thereon according to their best judgment.

                               PENDING LITIGATION

         There is no pending litigation involving the Company.

                                  ANNUAL REPORT

         The ANNUAL REPORT for December 31, 1996, is mailed herewith to all Shareholders. Copies of the Annual Report as filed with the Securities and Exchange Commission on Form 10-KSB may be obtained by request to William L. Hiott, Jr., Treasurer of the Company.

         SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL SHAREHOLDER'S MEETING

         Shareholder proposals, if any, for inclusion in the Proxy Statement relating to the 1998 Annual Shareholder's meeting, must be addressed to and received in the office of the President no later than December 6, 1997.


                                    By Order of the Board of Directors


                                    /s/ Nathaniel I. Ball, III
                                    --------------------------------------------
                                    Nathaniel I. Ball, III
                                    Secretary

March 3, 1997